Agree Realty Corporation Reports Operating Results For The First Quarter 2015

BLOOMFIELD HILLS, Mich., April 27, 2015 /PRNewswire/ -- Agree Realty Corporation (NYSE: ADC) today announced results for the quarter ended March 31, 2015. All per share amounts included herein are on a diluted per common share basis unless otherwise stated.

First Quarter Financial and Operating Highlights:

  Increased rental revenue 26.4% to $14.6 million
  Increased Funds from Operations (FFO) 26.2% to $10.0 million
  Increased FFO per share 7.7% to $0.56 from $0.52
  Increased Adjusted Funds from Operations (AFFO) 24.1% to $10.1 million
  Increased AFFO per share 5.6% to $0.57 from $0.54
  Acquired 25 retail net lease properties for approximately $59.7 million
  Paid quarterly dividend of $0.45 per share on April 14, 2015

Financial Results
Total Rental Revenue
Total rental revenue, which includes minimum rents and percentage rents, for the three months ended March 31, 2015 increased 26.4% to $14,564,000 compared with total rental revenue of $11,523,000 for the comparable period in 2014.

Funds from Operations
FFO for the three months ended March 31, 2015 increased 26.2% to $9,953,000 compared with FFO of $7,886,000 for the comparable period in 2014. FFO per share for the three months ended March 31, 2015 increased 7.7% to $0.56 compared with FFO per share of $0.52 for the comparable period in 2014.

FFO for the three months ended March 31, 2015 included a non-recurring loss on debt extinguishment of $180,000, or $0.01 per share.

Adjusted Funds from Operations
AFFO for the three months ended March 31, 2015 increased 24.1% to $10,068,000 compared with AFFO of $8,116,000 for the comparable period in 2014. AFFO per share for the three months ended March 31, 2015 increased 5.6% to $0.57 compared with AFFO per share of $0.54 for the comparable period in 2014.

Net Income
Net income for the three months ended March 31, 2015 was $6,368,000, or $0.37 per share, compared with $5,384,000, or $0.37 per share, for the comparable period in 2014.

Dividend
The Company paid a cash dividend of $0.45 per share on April 14, 2015 to stockholders of record on March 31, 2015. The quarterly dividend represented payout ratios of 80.4% of FFO and 78.9% of AFFO, respectively.

CEO Comments
"I am very pleased with our Q1 2015 operating results and, more generally, the Company's positioning after the first quarter of the year," said Joey Agree, President and Chief Executive Officer. "We have a strong pipeline of high-quality real estate investment opportunities and are making progress on a number of key strategic initiatives. We remain focused on executing our plan to scale the Company while maintaining a disciplined approach to real estate underwriting and balance sheet management."

Portfolio Update
As of March 31, 2015, the Company's portfolio consisted of 233 properties located in 39 states and totaling 4.7 million square feet of gross leasable space. Retail net lease properties contributed approximately 92.3% of annualized base rent, including 9.9% of which was generated from properties ground leased to tenants. The remaining rent was derived from community shopping centers.

The portfolio was approximately 98.6% leased, had a weighted average remaining lease term of approximately 11.8 years, and generated approximately 54.1% of annualized base rents from investment grade tenants.

The table below provides a summary of the Company's portfolio as of March 31, 2015:

($ in thousands)	Number of	Annualized	% of Ann.	% IG	Wtd. Avg.
Property Type	Properties	Base Rent (1)	Base Rent	Rated (2)	Lease Term
Retail Net Lease	203	$50,554	82.4%	53.8%	12.1 yrs
Retail Net Lease (ground leases)	24	6,103	9.9%	89.4%	14.5 yrs
Total Retail Net Lease	227	$56,657	92.3%	57.6%	12.4 yrs
Community Shopping Centers	6	4,693	7.7%	11.4%	4.6 yrs
Total Portfolio	233	$61,350	100.0%	54.1%	11.8 yrs

(1) Represents annualized straight-line rents as of March 31, 2015.
(2) Reflects tenants, or parent entities thereof, with investment grade credit ratings from S&P, Moody's, Fitch and/or NAIC.

Acquisitions
Total acquisition volume for the first quarter was approximately $59,658,000 and included 25 assets net leased to a diverse group of retailers, including those operating in the quick service restaurant, auto service, discount store, apparel, home furnishings, crafts and novelties, sporting goods and specialty retail sectors. These properties are located in 15 states and were acquired at a weighted-average cap rate of 8.1% and with a weighted-average remaining lease term of 13.0 years.

Dispositions
In the first quarter, the Company completed the sale of one asset, a Sonic restaurant in Waynesboro, Virginia, for approximately $1,038,000. The property, which had approximately 10.6 years of lease term remaining, was initially acquired in 2014 as part of a portfolio of seven Sonic restaurants. The other six properties are subject to a master lease with 19.6 years of remaining lease term.

Top Tenants
The following table presents annualized base rents for all tenants that generated 1.5% or greater of the Company's total annualized base rent as of March 31, 2015:

($ in thousands)	Annualized	% of Ann.
Tenant / Concept	Base Rent (1)	Base Rent
Walgreens	$12,362	20.1%
Wawa	2,465	4.0%
CVS	2,463	4.0%
Wal-Mart	2,039	3.3%
Academy Sports	1,982	3.2%
Rite Aid	1,962	3.2%
Lowe's	1,846	3.0%
LA Fitness	1,694	2.8%
Kmart	1,618	2.6%
Taco Bell (2)	1,537	2.5%
Burger King (3)	1,241	2.0%
Kohl's	1,180	1.9%
AutoZone	1,163	1.9%
Dollar General	1,155	1.9%
Dick's Sporting Goods	1,089	1.8%
BJ's Wholesale	918	1.5%
Total	$36,714	59.7%

(1) Represents annualized straight-line rents as of March 31, 2015.
(2) Franchise restaurants operated by Charter Foods North.
(3) Franchise restaurants operated by Meridian Restaurants.

Tenant Sector
The following table presents annualized base rents for the Company's top retail sectors as of March 31, 2015:

($ in thousands)	Annualized	% of Ann.
Tenant Sector	Base Rent (1)	Base Rent
Pharmacy	$16,788	27.4%
Restaurants - Quick Service	5,637	9.2%
Apparel	3,829	6.2%
Sporting Goods	3,378	5.5%
Warehouse Clubs	2,957	4.8%
Convenience Stores	2,599	4.2%
Health & Fitness	2,546	4.1%
Grocery Stores	2,426	4.0%
Specialty Retail	2,114	3.4%
General Merchandise	2,006	3.3%
Restaurants - Casual Dining	1,848	3.0%
Home Improvement	1,846	3.0%
Financial Services	1,706	2.8%
Auto Parts	1,578	2.6%
Auto Service	1,546	2.5%
Crafts and Novelties	1,522	2.5%
Other (2)	7,024	11.5%
Total	$61,350	100.0%

(1) Represents annualized straight-line rents as of March 31, 2015.
(2) Includes sectors generating less than 2.5% of annualized base rent.

Lease Expiration
The following table presents contractual lease expirations within the Company's portfolio as of March 31, 2015, assuming that no tenants exercise renewal options:

(in thousands)		Annualized Base Rent		Gross Leasable Area
Year	Leases	$ Amount	% of Total	Sq. Ft.	% of Total
2015	7	$726	1.2%	152	3.3%
2016	9	318	0.5%	35	0.8%
2017	12	1,870	3.0%	134	2.9%
2018	17	2,171	3.5%	310	6.7%
2019	14	4,019	6.6%	360	7.7%
2020	15	2,740	4.5%	321	6.9%
2021	15	4,256	6.9%	256	5.5%
2022	12	2,605	4.2%	257	5.5%
2023	15	2,419	3.9%	221	4.7%
2024	21	3,917	6.4%	296	6.4%
Thereafter	153	36,309	59.3%	2,253	48.2%
Vacant				63	1.4%
Total	290	$61,350	100.0%	4,658	100.0%

Capital Markets and Balance Sheet
Balance Sheet Summary
As of March 31, 2015, the Company's total debt to total market capitalization was 32.4%. Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

For the quarter ended March 31, 2015, the Company's fully diluted weighted average shares outstanding was 17,416,360. The basic weighted average shares outstanding for the quarter ended March 31, 2015 was 17,369,833.

The Company's assets are held by, and all of its operations are conducted through, Agree Limited Partnership, of which the Company is the sole general partner. As of March 31, 2015, there were 347,619 operating partnership units outstanding and the Company held a 98.06% interest in the operating partnership.

Conference Call/Webcast
Agree Realty Corporation will host a live broadcast of its first quarter 2015 conference call on Tuesday, April 28, 2015 at 9:00 am EDT to discuss its financial and operating results. The live broadcast will be available online at: http://www.webcaster4.com/Webcast/Page/408/8241 and also by telephone at 1-866-363-3979 (USA Toll Free) and 1-412-902-4206 (International). A replay will be available shortly after the call until July 28, 2015 at 1-877-344-7529 (USA Toll Free, conference #10063223) or 1-412-317-0088 (International, conference #10063223).

About Agree Realty Corporation
Agree Realty Corporation is primarily engaged in the acquisition and development of properties net leased to industry leading retail tenants. As of March 31, 2015, the Company owned and operated a portfolio of 233 properties located in 39 states and containing 4.7 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol "ADC."

For additional information, visit the Company's home page at http://www.agreerealty.com.

Forward-Looking Statements
The Company considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These forward-looking statements represent the Company's expectations, plans and beliefs concerning future events. Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company's best judgment reflecting current information, certain factors could cause actual results to differ materially from such forward–looking statements. Such factors are detailed from time to time in reports filed or furnished by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2014. Except as required by law, the Company assumes no obligation to update these forward–looking statements, even if new information becomes available in the future.

Agree Realty Corporation
Operating Results (in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Minimum rents	$ 14,554	$ 11,523
Percentage rent	10	-
Operating cost reimbursements	1,178	1,023
Other income	1	29
Total Revenues	15,743	12,575
Expenses:
Real estate taxes	763	697
Property operating expenses	571	499
Land lease payments	132	107
General and administration	1,668	1,592
Depreciation and amortization	3,554	2,514
Total Operating Expenses	6,688	5,409
Income from Operations	9,055	7,166
Interest expense	(2,460)	(1,794)
Gain on sale of assets	79	-
Loss on debt extinguishment	(180)	-
Income Before Discontinued Operations	6,494	5,372
Gain on sale of asset from discontinued operations	-	123
Income from discontinued operations	-	14
Total Discontinued Operations	-	137
Net Income	6,494	5,509
Net income attributable to non-controlling interest	126	125
Net Income Attributable to Agree Realty Corporation	6,368	5,384
Other Comprehensive Income (loss) , Net of ($39) and ($10)
Attributable to Non-Controlling Interest	(1,973)	(449)
Total Comprehensive Income Attributable to Agree Realty Corporation	$ 4,395	$ 4,935
Basic Earnings Per Share
Continuing operations	$ 0.37	$ 0.36
Discontinued operations	-	0.01
	$ 0.37	$ 0.37
Dilutive Earnings Per Share
Continuing operations	$ 0.37	$ 0.36
Discontinued operations	-	0.01
	$ 0.37	$ 0.37
Weighted Average Number of Common Shares Outstanding - Basic	17,370	14,698
Weighted Average Number of Common Shares Outstanding - Diluted	17,416	14,745

Agree Realty Corporation
Funds from Operations (in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Funds from Operations to Net Income: (1)
Net income	$ 6,494	$ 5,509
Depreciation of real estate assets	2,555	1,953
Amortization of leasing costs	953	30
Amortization of lease intangibles	30	517
Gain on sale of assets	(79)	(123)
Funds from Operations	$ 9,953	7,886
Funds from Operations Per Share - Diluted	$ 0.56	$ 0.52
Weighted Average Number of Common Shares Outstanding - Diluted	17,764	15,093

Adjusted Funds from Operations (in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Adjusted Funds from Operations to Net Income: (1)
Net income	$ 6,494	$ 5,509
Cumulative adjustments to calculate FFO	3,459	2,377
Funds from Operations	9,953	7,886
Straight-line accrued rent	(598)	(288)
Deferred revenue recognition	(116)	(116)
Stock based compensation expense	524	528
Amortization of financing costs	109	91
Non-Real Estate Depreciation / Amortization	16	15
Loss on Debt Extinguishment	180	-
Adjusted Funds from Operations	$ 10,068	$ 8,116
Adjusted Funds from Operations Per Share - Diluted	$ 0.57	$ 0.54

Supplemental Information:
Scheduled principal repayments	$ 677	$ 906
Capitalized interest	$ 1	$ 55
Capitalized building improvements	$ -	$ -

(1) Funds from Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and any impairment charges on a depreciable real estate asset, and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental measure to conduct and evaluate the Company's business because there are certain limitations associated with using GAAP net income by itself as the primary measure of the Company's operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.

FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance, or as an alternative to cash flow as a measure of liquidity. Further, while the Company adheres to the NAREIT definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP and for non-recurring items that are not reflective of ongoing operations. Management considers AFFO a useful supplemental measure of the Company's performance, however, AFFO should not be considered an alternative to net income as an indication of the Company's performance, or to cash flow as a measure of liquidity or ability to make distributions. The Company's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs. Note that, during the year ended December 31, 2014, the Company adjusted its calculation of AFFO to exclude non-recurring capitalized building improvements and to include non-real estate related depreciation and amortization. Management believes that these changes provide a more useful measure of operating performance in the context of AFFO.

Agree Realty Corporation
Consolidated Balance Sheets (in thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets:
Land	$ 203,983	$ 195,091
Buildings	434,289	393,827
Accumulated depreciation	(61,641)	(59,090)
Property under development	294	229
Net real estate investments	576,925	530,057

Cash and cash equivalents	7,919	5,399
Accounts receivable	4,923	4,508
Deferred costs, net of amortization	60,084	51,271
Other assets	3,195	2,345
Total Assets	$ 653,046	$ 593,580
Liabilities
Notes Payable:
Mortgage notes payable	$ 103,679	$ 106,762
Unsecured revolving credit facility	79,500	15,000
Unsecured term loan	100,000	100,000
Total Notes Payable	283,179	221,762

Deferred revenue	888	1,004
Dividends and distributions payable	8,066	8,048
Other liabilities	8,044	6,731
Total Liabilities	300,177	237,545
Stockholder's Equity
Common stock (17,602,615 and 17,539,946 shares)	2	2
Additional paid-in capital	388,692	388,263
Deficit	(34,138)	(32,585)
Accumulated other comprehensive income (loss)	(4,033)	(2,060)
Non-controlling interest	2,346	2,415
Total Stockholder's Equity	352,869	356,035
	$ 653,046	$ 593,580

CONTACT: Brian Dickman, Chief Financial Officer, (248) 737-4190